Exhibit 99.01

Company Contact Robert G. Gargus Chief Financial Officer Silicon Image, Inc. Phone: 408-616-4114 bgargus@siliconimage.com	INVESTOR CONTACT Barry Sievert Director Shelton Investor Relations Phone: 972-239-5119 ext. 134 bsievert@sheltongroup.com

SILICON IMAGE REPORTS RECORD THIRD QUARTER 2004 REVENUES

SUNNYVALE, Calif., October 19, 2004— Silicon Image, Inc. (Nasdaq: SIMG), a leader in multi-gigabit semiconductor solutions for the secure transmission and storage of rich digital media, today announced financial results for its third quarter ended September 30, 2004.

Selected Q3 Highlights:

•                  Revenue of $47.9 million for the quarter, a sequential increase of 10 percent and a 98 percent increase over the year ago quarter

•                  GAAP net income of $7.9 million, or $0.09 per diluted share, as compared to a net loss of $2.1 million or $0.03 per diluted share for the year ago quarter.  The GAAP net income includes a loss on derivative investment securities of $64,000.

•                  Pro-forma* net income of $10.0 million, or $0.12 per diluted share, a year-over-year increase of $10.5 million

•                  Sequential product revenue growth of 27 percent in Consumer Electronics (CE)

•                  Expansion of the PanelLink Cinema™ Partners Program through the addition of industry leaders including Samsung, Mitsubishi, LG, Sanyo, Pace Micro, MediaTek and Sunplus Technology

•                  Announced SteelVine™ storage architecture delivering highly-integrated, easy-to-use, scalable and reliable storage at industry-leading price points

•                  Added 15 new High-Definition Multimedia Interface™ (HDMI™) licensees, bringing total licensees to approximately 130

The company achieved record revenue of $47.9 million for the third quarter, an increase of 10 percent over the $43.4 million in the second quarter of 2004, and an increase of 98 percent from revenue of $24.2 million in the third quarter of 2003.  Year-to-date revenue totaled $127.1 million, an increase of 74 percent over revenue of $73.2 million for the first nine months of 2003.

Net income under Generally Accepted Accounting Principles (GAAP), which includes stock compensation expense, loss (gain) on derivative investment securities, amortization of intangible assets and patent defense costs, was

$7.9 million, or $0.09 per diluted share, for the quarter ended September 30, 2004.  This compares to a net loss of $262,000, or $0.00 per diluted share, for the previous quarter, and a net loss of $2.1 million, or $0.03 per diluted share, for the third quarter of 2003.  On a year-to-date basis, the GAAP net loss was $245,000, or $0.00 per diluted share, and compares to a net loss of $7.5 million, or $0.11 per diluted share, for the first nine months of 2003.

Third quarter pro-forma* net income was $10.0 million, or $0.12 per diluted share.  This compares to pro-forma net income of $8.4 million, or $0.10 per diluted share, for the second quarter of 2004, and a pro-forma net loss of $456,000, or $0.01 per diluted share, for the third quarter of 2003.  Pro-forma net income for the third quarter of 2004 excludes $2.2 million of charges for: a non-cash charge for stock compensation; a loss on derivative investment securities; a non-cash expense for the amortization of intangible assets; and cash legal expenses associated with a patent litigation lawsuit.

“The third quarter was another successful quarter for Silicon Image as we once again posted sequential revenue growth and achieved solid pro-forma profitability.  Rapid adoption of HDMI continues to fuel growth in our CE business, which recorded a 27 percent sequential increase.  Our PC business was hampered by the slow ramp of Intel’s Grantsdale and Alviso platforms and our storage business actually declined less than we had anticipated,” commented David Lee, Silicon Image chairman and chief executive officer.  “On a strategic note, we announced the SteelVine architecture—a highly-integrated and revolutionary solution that provides ease-of-use, scalability and reliability, at industry-leading price points.  Market interest has been high in SteelVine, especially relative to the small and medium business and consumer electronics markets.  We expect significant growth in this area in 2005.

In addition, our Panel Link Cinema Partners program picked up significant new partners with the addition of Samsung, Mitsubishi, LG, Sanyo, Pace Micro, MediaTek and Sunplus Technology.  The PLC Program demonstrates the company’s leadership in driving adoption of HDMI-HDCP as an industry standard interface by identifying device interoperability for the consumer and compatibility with high-definition content.  The Company expects the program to continue to expand through the announcement of additional industry-leading partners at the Consumer Electronics Show in January, 2005.”

“The market acceptance of our products continues to be strong and our partnerships and licensing opportunities are at historic highs.  However, consistent with the general market conditions in the semiconductor industry, incoming orders softened in the third quarter ahead of the seasonally weak fourth and first quarters.  Our visibility entering the fourth quarter is approximately 70 percent, and we are projecting revenues to be flat versus the third quarter.  Pro-forma earnings on the other hand should expand slightly, “ commented, Bob Gargus, chief financial officer of Silicon Image.

The company will host a conference call at 2:00 p.m. PST today to discuss its third quarter 2004 results and business outlook.  The call will be broadcast over the Internet and can be accessed on the investor relations section of the company’s Web site located at www.siliconimage.com.  A replay of the conference call will be available on this site until 12:00 p.m. PST on November 1, 2004.

*Pro-forma net income or loss represents net income or net loss, exclusive of stock compensation expense, amortization of intangible assets, patent defense costs, acquisition integration costs, restructuring costs, gain/(loss) on derivative securities, gains on escrow settlement, and in-process research and development.

About Silicon Image

Headquartered in Sunnyvale, Calif., Silicon Image, Inc. designs, develops and markets multi-gigabit semiconductor and system solutions for a variety of communications applications demanding high-bandwidth capability.  With its proprietary Multi-layer Serial Link (MSL™) architecture, Silicon Image is well positioned for leadership in multiple mass markets including PCs, consumer electronics, and storage.  Silicon Image is a leader in the global PC/display arena with its innovative digital interconnect technology and is now emerging as a leading player in the fields of storage and consumer electronics by offering robust, high-bandwidth semiconductors.  For more information on Silicon Image, visit www.siliconimage.com

Safe Harbor Statement

This news release contains forward-looking information within the meaning of federal securities regulations. These forward-looking statements include statements related to future financial results, business outlook, business programs and initiatives, market growth and product introductions.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.  In particular, future demand in PC, display, consumer electronics and storage markets may differ from current expectations, adversely affecting expected future results for the company, new product introductions may not be timely or successful, business programs and initiatives and markets may not grow at the rates anticipated, and standards may not be adopted at the rates anticipated.  In addition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Results” in the most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by Silicon Image with the SEC.  Silicon Image assumes no obligation to update this forward-looking information.

Silicon Image, PanelLink Cinema, SteelVine, MSL and www.siliconimage.com are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and other countries.

SILICON IMAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

	Three Months Ended			Nine Months Ended
	(unaudited)			(unaudited)
(In thousands, except per share amounts)	Sept. 30, 2004	June 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003

Revenue:
Product	$41,474	$36,826	$22,447	$110,350	$61,914
Development, licensing and royalties	6,394	6,535	1,743	16,737	11,284
Total revenue	47,868	43,361	24,190	127,087	73,198

Cost and operating expenses:
Cost of product revenue	18,314	16,846	11,501	48,523	33,342
Research and development	11,585	11,469	9,054	33,639	27,259
Selling, general and administrative	7,764	6,560	4,131	21,271	12,794
Stock compensation expense	1,527	9,132	1,106	22,727	2,997
Amortization of intangible assets	357	357	373	1,071	746
Patent defense and acquisition integration costs	222	98	160	485	1,956
Restructuring	—	—	—	—	986
In-process research and development	—	—	—	—	5,482
Total cost and operating expenses	39,769	44,462	26,325	127,716	85,562

Income (loss) from operations	8,099	(1,101)	(2,135)	(629)	(12,364)
Gain on escrow settlement	—	—	—	—	4,618
Interest income and other, net	211	104	40	399	216
Gain (loss) on derivative investment security	(64)	990	—	926	—
Income (loss) before provision for income taxes	8,246	(7)	(2,095)	696	(7,530)

Provision for income taxes	369	255	—	941	—
Net income (loss)	$7,877	$(262)	$(2,095)	$(245)	$(7,530)

Net income (loss) per share - basic	$0.11	$(0.00)	$(0.03)	$(0.00)	$(0.11)
Net income (loss) per share - diluted	$0.09	$(0.00)	$(0.03)	$(0.00)	$(0.11)

Weighted average shares - basic	74,976	73,352	69,803	73,797	68,431
Weighted average shares - diluted	85,890	73,352	69,803	73,797	68,431

SILICON IMAGE, INC.

RECONCILIATION OF GAAP TO PRO-FORMA FINANCIAL INFORMATION

	Three Months Ended			Nine Months Ended
	(unaudited)			(unaudited)
(In thousands)	Sept. 30, 2004	June 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003

GAAP net income (loss)	$7,877	$(262)	$(2,095)	$(245)	$(7,530)

Pro-forma adjustments:
Stock compensation expense (1)	1,527	9,132	1,106	22,727	2,997
Amortization of goodwill and intangible assets (2)	357	357	373	1,071	746
Patent defense and acquisition integration costs (3)	222	98	160	485	1,956
Restructuring (4)	—	—	—	—	986
Gain on escrow settlement (5)	—	—	—	—	(4,618)
In-process research and development (6)	—	—	—	—	5,482
Loss (gain) on derivative investment security (7)	64	(940)	—	(876)	—
Pro-forma net income (loss)	$10,047	$8,385	$(456)	$23,162	$19

(1)          Non-cash expenses associated with stock option modifications (including repricings) and certain stock options issued to employees in our Initial Public Offering, to employees of acquired companies, and to non-employees in exchange for services.

(2)          Non-cash expenses for the amortization of goodwill and intangible assets recorded in connection with our acquisitions.

(3)          Costs incurred to defend our intellectual property and to integrate the operations of companies we have acquired. These expenses have been excluded because they are expected to be incurred over a limited period of time and are not directly attributable to our ongoing operations.

(4)          Severance and other costs resulting from our involuntary workforce reductions and consolidation of facilities. These expenses have been excluded since they are not directly attributable to our ongoing operations.

(5)          A non-cash gain from recovery of shares held in escrow as indemnification for certain damages incurred as a result of a prior acquisition.

(6)          A one-time, non-cash expense for the value assigned to an acquired company’s existing research and development projects that have not reached technological feasibility and that have no alternative future use as of the acquisition date.

(7)          Loss (gain) on derivative investment security.

SILICON IMAGE, INC.

PRO-FORMA (NON-GAAP BASIS) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
	(unaudited)			(unaudited)
(In thousands, except per share amounts)	Sept. 30, 2004	June 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003

Revenue:
Product	$41,474	$36,826	$22,447	$110,350	$61,914
Development, licensing and royalties	6,394	6,535	1,743	16,737	11,284
Total revenue	47,868	43,361	24,190	127,087	73,198

Pro-forma cost and operating expenses:
Cost of product revenue	18,314	16,846	11,501	48,523	33,342
Research and development	11,585	11,469	9,054	33,639	27,259
Selling, general and administrative	7,764	6,560	4,131	21,271	12,794
Total pro-forma cost and operating expenses	37,663	34,875	24,686	103,433	73,395

Pro-forma income (loss) from operations	10,205	8,486	(496)	23,654	(197)
Interest income and other, net	211	104	40	399	216
Pro-forma income (loss) before income taxes	10,416	8,590	(456)	24,053	19

Provision for income taxes	369	205	—	891	—
Pro-forma net income (loss)	$10,047	$8,385	$(456)	$23,162	$19

Pro-forma net income (loss) per share	$0.12	$0.10	$(0.01)	0.27	0.00
Weighted average shares *	85,890	84,874	69,803	84,699	75,372

The above pro-forma financial information is presented for informational purposes only. Our presentation of pro-forma financial information excludes non-cash expenses resulting from acquisitions or the issuance of stock options, as well as unusual or infrequent income and expenses that are not directly attributable to our ongoing operations and are expected to be non-recurring or to be incurred over a limited period of time. Because of these exclusions, our presentation is not in accordance with Generally Accepted Accounting Principles (GAAP). Additionally, our presentation of pro-forma financial information may not be consistent with that of other companies.

We do not evaluate items such as amortization of goodwill and intangible assets, stock-based compensation, impairment charges and other non-cash or infrequent or unusual items when assessing the performance of our ongoing operations or when allocating resources. We believe that the exclusion of intangible and stock-based compensation non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance. Pro-forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

* For periods in which there is pro-forma net income, weighted average shares includes weighted average shares outstanding during the period, as well as the dilutive effect of outstanding stock options as if they had been converted to shares during the period.

SILICON IMAGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands)	Sept. 30, 2004	Dec. 31, 2003

Assets
Current assets:
Cash and short-term investments	$78,710	$37,254
Accounts receivable, net	22,302	12,754
Inventories	14,038	10,312
Prepaid expenses and other current assets	2,008	2,703
Total current assets	117,058	63,023
Property and equipment, net	8,562	7,411
Goodwill and intangible assets, net	14,979	16,049
Other assets	994	1,259
Total assets	$141,593	$87,742

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, debt and other current liabilities	$25,542	$18,075
Deferred margin on sales to distributors	12,428	7,274
Total current liabilities	37,970	25,349
Stockholders’ equity	103,623	62,393
Total liabilities and stockholders’ equity	$141,593	$87,742